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                                                                    Exhibit 10.9

                             EMPLOYMENT AGREEMENT

     This AGREEMENT is made this 19th day of October, 2001 and effective as of the date set forth below between Discount Rx, Inc., a Louisiana corporation (the "Company"), and Gregory Michael Johns (the "Employee").

     WHEREAS, the Employee and the Company entered into an Employment Agreement dated August 31, 2000 (the "Prior Agreement") and wish to amend, modify and replace the Prior Agreement with this Agreement'

     WHEREAS, the Employee possesses skills and expertise which make him valuable to the Company and which will contribute to the Company's future success; and

     WHEREAS, the Company desires to employ the Employee and the Employee desires to serve in the employ of the Company upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereby agree as follows:

     1.   Employment, Acceptance and Term
          -------------------------------

          1.1 Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve the Company, commencing on the Effective Date (as defined below), as its Vice President of Sales and Purchasing for the term set forth in Section 1.2 below. The Effective Date shall be the Effective Date of the First Amended Plan of Reorganization filed by Penner & Welsch, Inc. Until the Effective Date, the Company shall owe no obligations to the Employee.

          1.2 The term of this Agreement shall be for a three (3) year period commencing as of the Effective Date and ending on the third anniversary hereof. This Agreement may be renewable by mutual agreement of the Company and the Employee for subsequent terms of one (1) year by giving the Employee notice of such renewal at least sixty (60) days prior to the end of any term hereof.

     2.   Duties and Authority
          --------------------

     During the term of this Agreement, the Employee shall devote his full time and energies to the business and affairs of the Company. The Employee shall not accept any other employment during the term of this Agreement, nor shall he permit such personal business interests as he may have to interfere with the performance of his duties hereunder. The Employee agrees to use his best efforts, skill and abilities to promote the Company's interests and to faithfully and diligently perform, to the best of his abilities, such duties as may from time to time be assigned to him by the Employee's immediate supervisor. It is understood that Employee's base of operation will be the New Orleans area, and he will not be required to move during the term of the contract. All such
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services shall be rendered for and in consideration of the compensation payable to the Employee under Section 3 hereof.

     3.   Compensation
          ------------

          3.1  Salary. The Employee shall receive an annual base salary during
               ------
the term of this Agreement of $125,000 payable in installments consistent with the Company's normal payroll schedule. The Company shall review this base salary at annual intervals, and may increase the Employee's annual base salary from time to time as the Company deems to be appropriate.

          3.2  Additional Compensation for Execution of Non-Competition
               --------------------------------------------------------
Agreement. As a condition of this Agreement, Employee has agreed to execute that
---------
certain Restrictive Covenants Agreement and Agreement Not to Compete (the "Non-Competition Agreement"). As consideration for Employee executing the Non-Competition Agreement, the Employee shall also be entitled to receive such additional compensation as set forth in Exhibit "A" attached hereto and made a part hereof.

     4.   Expenses.
          --------

     The Company shall pay or reimburse the Employee for all reasonable and necessary expenses incurred by the Employee, and authorized by the Company, during the term of this Agreement in connection with the business of the Company; provided, however, the Employee shall render to the Company a complete and accurate accounting of all such expenses in accordance with the substantiation requirements of Section 274 of the Internal Revenue Code of 1986, as amended.

     5.   Additional Benefits
          -------------------

     During the term of this Agreement the Employee shall be allowed to participate (subject to uniformly applicable requirements for participation) at the Company's expense in any health, medical, dental, disability, insurance or pension plan made available by the Company for the benefit of its employees generally, and shall be entitled to an annual vacation of two (2) weeks for the first year hereof with full pay and allowances and two (2) weeks in subsequent years to be taken at such time or times as shall be mutually agreed between the Company and the Employee. The Company shall provide Employee with dental and health benefits reasonably comparable to that of Employee's previous employment.

     6.   Discharge for Cause
          -------------------

     The Company shall have the right to terminate this Agreement and to discharge the Employee at any time for "cause". As used herein, termination for "cause" shall mean termination by action of the Company's Board of Directors based upon the occurrence of any of the following:

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          (i)   Employee commits, is arrested, or otherwise officially charged with a felony or any crime involving moral turpitude, or any other criminal activity or unethical conduct which, in the good faith opinion of the Company, would impair Employee's ability to perform his duties hereunder or would impair the business reputation of the Company.
          (ii)  Employee commits an act, or omits to take action in bad faith.
          (iii) Employee commits a proven intentional act which destroys property belonging to the Company, or it is proven that employee has stolen funds or property of the Company or any affiliate of the Company.
          (iv) Employee fails or refuses to comply with the policies or regulations of the Company as set forth in the DrugMax and Affiliates, (including Employer) Employee Handbook, a copy of which, Employee hereby acknowledges that he has received.
          (v) Employee uses illegal drugs or alcohol to an extent which materially impairs the Employee's performance of his duties hereunder.
          (vi) Employee knowingly and continually violates a material term of this Agreement.

     7.   Termination of Agreement
          ------------------------

     Notwithstanding the provisions of Section 1 hereof, this Agreement shall terminate upon the happening of any one of the following events and the Company shall have no obligations to the Employee hereunder for any period after the effective date of such termination:

                (i) automatically and without notice, if the Employee shall die during the term hereof;

                (ii) by resolution of the Company's Board of Directors and upon not less than sixty (60) days' prior written notice to the Employee if the Employee shall become "disabled" as defined in any group disability policy maintained by the Company for the benefit of its employees; provided that in the event of such termination, the Employee shall be entitled to receive all compensation and benefits payable to him pursuant to this Agreement until the date set forth in such notice;

                (iii) automatically and without notice if the Employee voluntarily terminates his employment with the Company without the Company's consent;

                (iv) upon termination of the Employee's employment with the Company by mutual agreement between the Company and the Employee;

                                       3
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                (v)   upon written notice to the Employee of action taken by the
Board of Directors of the Company to discharge the Employee for "cause" pursuant to Section 6 of this Agreement, which notice shall specify the reason for such discharge; provided, however, that if the Board notifies the Employee of action taken to discharge the Employee for any of the reasons set forth in either subsection (iv), (v) or (vii) of Section 6, the Employee shall have 30 days from receipt of such written notice to cure the specified deficiencies. If the Board, in its sole discretion, is not satisfied that such deficiencies have been cured, it shall so notify the Employee and the Employee shall be terminated effective on the date of such notification.

     8.   Non-Competition
          ---------------

     Employee agrees that he and the Company shall execute and be bound by the terms of the Restrictive Covenants Agreement and Agreement Not to Compete executed contemporaneously herewith and incorporated herein by reference.

     9.   Employment Policies
          -------------------

     Employee hereby acknowledges the receipt of the DrugMax Employee Handbook.

     10.  Notices
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     All notices hereunder and other communications required or permitted to be given to either party hereto shall be in writing and delivered by hand or sent by overnight or by certified mail, return receipt requested, postage prepaid, addressed to such party at its address referred to above, or at such other address as such party may from time to time designate by written notice to the other party hereto, given in accordance with the provisions of this Section 9. Any such notice or other communication shall be deemed to have been given on the date delivered by hand or the date actually received.

     11.  Waivers
          -------

     No waiver by either party hereto of any breach of any provision of this Agreement shall be deemed to constitute a waiver of any other breach of such provision or a waiver of any breach of any other provision of this Agreement.

     12.  Agreement Complete; Amendments
          ------------------------------

     This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including without limitation the Prior Agreement. This Agreement may not be amended, supplemented, cancelled or discharged except by a written instrument executed by the party to be charged.

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     13.  Non-Assignability
          -----------------

     The respective rights and obligations hereunder of the parties hereto are personal to such parties and shall not be transferred or assigned by them, in whole or in part, to any other person, firm or corporation; provided that the Company may assign this Agreement and the benefits hereunder without the consent of the Employee, without being relieved from any liability hereunder, to any of its direct or indirect "affiliates" or "associates" (as such terms are defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act of
1933). Furthermore, it is understood that the rights and obligations of the Company will inure to the benefit of and will be binding upon the successors and assigns of Company.

     14.  Governing Law
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana applicable to agreements made and to be performed entirely within such State.

     15.  Waiver of Jury Trial; Binding Arbitration.
          -----------------------------------------

     Employer and Employee, on behalf of themselves and their respective officers, directors, employees, agents, successors and assigns, agree that if they cannot resolve any dispute or claim between themselves, including but not limited to any dispute as to whether a particular matter must be arbitrated or any claim that a party was fraudulently induced into entering this Agreement or any part of this Agreement, the dispute or claim shall be decided solely and exclusively by final and binding arbitration. The location of the arbitration shall be in New Orleans, Louisiana. The arbitration shall be in lieu of litigation in State or Federal Court and in lieu of trial by judge or by jury, and shall instead be conducted American Arbitration Association ("AAA") in accordance with its applicable arbitration rules and procedures then in effect, except as modified by this paragraph. The parties agree that there shall only be one arbitrator and that such arbitrator shall be a former or retired judge. The parties agree that such arbitrator shall be selected by the parties in accordance with the then existing arbitration rules and procedures of AAA. The parties hereby agree to commence any arbitration within ninety (90) days following a demand therefor made by either of the parties and to conclude such arbitration proceeding within thirty (30) days following its inception. The arbitration may award any extensions of time deadlines to the prevailing party as may be appropriate. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction, and the parties shall be entitled to utilize the courts to enforce the award. The parties hereby knowingly, voluntarily, and irrevocably waive their right to a trial by jury and agree that if the foregoing binding arbitration provision is determined for any reason to be unenforceable or inapplicable to a particular dispute, then such dispute shall be decided solely by a judge (without the use of a jury) sitting in a court of competent jurisdiction. This binding arbitration and jury trial waiver provision shall survive termination of this Agreement.

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     16.  Captions
          --------

     All captions and headings herein contained are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


                                       Discount Rx, Inc., Employer


                                       By: /s/ Jugal K. Taneja
                                           ------------------------------------
                                                Name:  Jugal K. Taneja
                                                Title: Chief Executive Officer


                                       EMPLOYEE:

                                       /s/ Gregory Michael Johns
                                       ----------------------------------------
                                       Gregory Michael Johns

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                                    JOINDER
                                    -------

     DrugMax.com, Inc., a Nevada corporation, hereby joins in the Employment Agreement for purpose of guaranteeing the obligations of the Company set forth in Sections 3 of the Agreement and agreeing to the issuance of its shares as contemplated in Exhibit A; provided, however, that Parent shall be entitled to all of the defenses and rights of the Company as set forth in this Agreement.

                                    DRUGMAX.COM, INC.

                                    Guarantor


                                    By: /s/ Jugal K. Taneja
                                        ---------------------------------
                                             Jugal K. Taneja

                                             Chief Executive Officer

                                       7
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                                   EXHIBIT A
                                   ---------

     Whereas, Discount Rx, Inc., a Louisiana corporation (the "Company"), desires to encourage Gregory Michael Johns' (the "Employee") sense of proprietorship in the Company and its affiliates and to provide an incentive to the Employee for remaining with and enhancing the value of the Company and its affiliates, the Company hereby agrees to cause its parent company, DrugMax, Inc., a Nevada corporation ("Parent") to pay to Employee the following additional compensation:

1. Company hereby grants to Employee non-qualified stock options (the "Options") to purchase up to a total of 100,000 shares of Common Stock of the Company at a price per share of $8.00 (the "Option Price") pursuant to the following provisions: Employee shall receive an option to purchase up to 33,333 shares of Common Stock within 60 days of the first anniversary of this Agreement if the Company attains at least $100,000.00 in gross profits during such year; Employee shall receive an option to purchase up to 33,333 shares of Common Stock within 60 days of the second anniversary of this Agreement if the Company attains at least $100,000.00 in gross profits during such year; and Employee shall receive an option to purchase up to 33,333 shares of Common Stock within 60 days of the third anniversary of this Agreement if the Company attains at least $100,000.00 in gross profits during such year. If gross profits do not exceed $100,000.00 for any given year during the term of the Employment Agreement, Employee shall not be entitled to any options during such year; provided that such event shall not prohibit Employee from being eligible to receive options upon the attainment of the above referenced performance goals in the remaining years of this Employment Agreement. Notwithstanding the foregoing, if Employee is terminated by the Company for any reason without Cause, as defined in the Employment Agreement, then Employee shall immediately be granted options to purchase the entire 100,000 shares of stock contemplated above. In the event the Employee is terminated for Cause or terminates the Employment Agreement, all options which have not been exercised shall automatically and immediately be canceled.

2. During the term of this Employment Agreement, the Company will pay Employee a $500.00 per month allowance for car and car related expenses payable on the 15/th/ day of each month in accordance with the payroll practices of Employer in effect from time to time.

3. Employee is hereby granted an option (the "Option") to purchase up to a total of 40,000 shares of the common stock, $.001 par value per share, of the DrugMax, Inc. (the "Common Stock"). The exercise price of the Option is $5.75, the closing price of the stock on October 18, 2001. This option shall terminate on the fifth anniversary of this Agreement; provided, however, that if Employee shall terminate the Agreement for any reason or the Company should terminate this Agreement for cause (as defined in this Agreement), the Employee shall have 30
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     days from the date of termination to exercise this Option, after which period this Option shall immediately terminate. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. When Employee elects to exercise the Option, he shall give written notice of such exercise to the Corporate Secretary of the Company. The notice of exercise shall state the number of shares of Common Stock as to which the Option is being exercised and shall be accompanied by the exercise price in cash. Employee may exercise the Option to purchase all or any whole number portion of the number of shares of Common Stock which Employee is then permitted to purchase hereunder (but not for any fractional shares). Employee's rights under the Options may not be assigned or transferred. Upon the death of Employee, this Option shall immediately terminate. The Company may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that the Option granted hereunder, and each exercise thereof, satisfies the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to exercise the Option until the offering of the shares covered by the Option have been registered under the Securities Act of 1933, or the printing of legends on all stock certificates issued to Employee referring to the restrictions on the transferability of such shares.

4. In consideration of the non-competition covenant made by Employee pursuant to this Agreement, DrugMax, Inc. shall promptly issue to Employee 25,000 shares of Common Stock (the "Shares"). In connection with such issuance, Employee hereby represents and warrants to the Company as follows:

          a. Employee understands that the Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws on the grounds that the issuance of the Shares is exempt from registration pursuant to Section 4(2) of the Securities Act under the Securities Act and applicable state securities laws, and that the reliance of the Company on such exemptions is predicated in part on Employee's representations, warranties, covenants and acknowledgments set forth herein.

          b. Employee represents and warrants that Employee has not taken the Shares with a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder and Employee agrees that Employee shall not distribute any of the Shares in violation of the Securities Act and the rules and regulations thereunder and any applicable Blue Sky regulations.

          c. Employee acknowledges that the Common Stock shall bear a restrictive legend in substantially the following form:
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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition, the Shares may bear any legend required by applicable securities or Blue Sky laws.

         d.    The principal residence of Employee is in the State of Louisiana.

         e. Employee (i) acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Shares made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that rule and that in such cases where Rule 144 is not applicable, compliance with some other registration exemption will be required, and (iii) is aware that Rule 144 is not currently available for use for resale of any of the Shares.

         f. Employee represents and warrants to the Company that Employee, either alone or together with the assistance of professional advisors, has such knowledge and experience in financial and business matters such that Employee is capable of evaluating the merits and risks an investment in the Shares.

         g. Employee confirms that he has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of its investment in the Shares, and has received to his satisfaction, such additional information, in addition to that set forth herein, about the Company's operations and the terms and conditions of the offering as they have requested.

         h. Employee agrees that he will not sell or otherwise transfer or dispose of the Shares or any interest therein without first complying with Section 3 of this Agreement and either of the
                              ---------
               following conditions, the expenses and costs of satisfaction of which shall be fully borne and paid for by Employee:

                    (i) the Company shall have received a written legal opinion from Employee's legal counsel, which opinion and counsel shall be satisfactory to the Company in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the SEC, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any applicable bankruptcy laws or the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or
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                    (ii) the Company shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any applicable bankruptcy laws or the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.